Exhibit 10.67

[***]    DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

INTEL/MICRON CONFIDENTIAL

OMNIBUS AGREEMENT BY AND BETWEEN MICRON TECHNOLOGY, INC. AND INTEL CORPORATION FEBRUARY 27, 2007

TABLE OF CONTENTS
Page

ARTICLE 1.	MANAGEMENT	1
1.1	Board of Managers	1
1.2	Manufacturing Committee	2
ARTICLE 2.	DEBT FINANCING	2
2.1	Waiver of Rights to Mandatory Member Debt Financing	2
2.2	Payment of Member Notes	3
ARTICLE 3.	PERMITTED TRANSFERS	3
3.1	Intel Majority Purchase Right	3
3.2	Purchase of Remaining Interest	3
3.3	Purchase of Interest to Effect a Change in Consolidating Member	3
ARTICLE 4.	LIQUIDATING EVENTS AND TRIGGERING EVENTS	4
4.1	Optional Termination Rights	4
4.2	Metric Events	4
4.3	[***]% Dissolution Rights	5
ARTICLE 5.	PURCHASE OPTIONS; FAB ALLOCATION PROCESS	6
5.1	Micron Purchase Option on [***]	6
5.2	Intel Purchase Option	6
5.3	Additional Micron Option	7
5.4	Remaining Facilities Draft	7
5.5	Auction of Single Remaining Facility	9
5.6	Closing of Purchases	9
ARTICLE 6.	FORMATION OF ADDITIONAL ENTITIES	10
6.1	Formation of Foreign Facilities Company	10
ARTICLE 7.	DEFAULT	11
7.1	Event of Default	11
7.2	Specific Performance	11
ARTICLE 8.	MISCELLANEOUS PROVISIONS	12
8.1	Notices	12
8.2	Waiver	12
8.3	Assignment	13
8.4	Third Party Rights	13
8.5	Choice of Law	13
8.6	Headings	13
8.7	Entire Agreement	13
8.8	Severability	13
8.9	Counterparts	13
8.10	Further Assurances	13

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TABLE OF CONTENTS
(continued)
Page

8.11	Consequential Damages	13
8.12	Jurisdiction; Venue	14
8.13	Confidential Information	14
8.14	Reimbursement of Singapore Joint Venture Company Start-Up Costs	14
8.15	Dispute Resolution	14
8.16	Certain Matters	15
8.17	Authorized Representatives and Senior Authorized Representatives	16
8.18	Certain Interpretive Matters	16

APPENDICES

Appendix A	Definitions
Appendix B	Manufacturing Committee Charter

SCHEDULES

Schedule 1	Applicable Joint Ventures and Applicable Joint Venture Agreements
Schedule 2	Relatives

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OMNIBUS AGREEMENT

This OMNIBUS AGREEMENT (this “Agreement”), is made and entered into as of this 27th day of February, 2007, by and between Micron Technology, Inc., a Delaware corporation (“Micron”), and Intel Corporation, a Delaware corporation (“Intel”) (Micron and Intel are each referred to individually as a “Party,” and collectively as the “Parties”).

RECITALS

A.  Micron and Intel are parties to that certain Amended and Restated Limited Liability Company Operating Agreement of IM Flash Technologies, LLC, dated February 27, 2007 (the “IMFT Agreement”).

B.  Micron Singapore, a Wholly-Owned Subsidiary of Micron, and Intel Singapore, a Wholly-Owned Subsidiary of Intel, are parties to that certain Limited Liability Partnership Agreement of IM Flash Singapore, LLP, dated February 27, 2007 (the “IMFS Agreement”).

C.  Micron and Intel desire to establish certain terms and conditions pursuant to which Micron and Intel and their respective Relatives will cooperate with respect to their direct or indirect ownership of any Applicable Joint Venture.

D.  Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in Appendix A to this Agreement. Capitalized terms followed by phrases such as “under any Applicable Joint Venture Agreement” or “pursuant to any Applicable Joint Venture Agreement” shall have the respective meanings ascribed to such terms under the appropriate Applicable Joint Venture Agreement. Capitalized terms with “U.S.” added at the beginning are references to such capitalized terms under the IMFT Agreement. Capitalized terms with “Singapore” added at the beginning are references to such capitalized terms under the IMFS Agreement. All references to “Board of Managers” of an Applicable Joint Venture shall mean, as appropriate, the board of managers, board of directors or similar governing body thereof, and all references to “Members” of an Applicable Joint Venture shall mean the members, partners, stockholders or similar equity owners thereof.

E.  Whenever phrases such as “the Party will not permit its Relatives to,” “the Parties shall cause their respective Relatives to” or other similar language requiring that a Party direct the actions of its Relatives, other than the U.S. Joint Venture Company, are used herein it shall be deemed to mean that such Party has caused or prohibited or will cause or prohibit such action by exercising its rights as a majority or sole shareholder of the Relative to call a meeting or request an action of the board of directors or other governing body of the Relative in order to cause or prohibit such Relative’s action.

ARTICLE 1.
MANAGEMENT

1.1  Board of Managers. (A) The Parties shall cause each Applicable Joint Venture other than the U.S. Joint Venture Company to have a Board of Managers, which shall consist of eight (8) individuals or such other number as the Members under the Applicable Joint Venture Agreement may unanimously agree.

(B)  Without the prior written consent of Intel, Micron will not, and will not permit its Relatives to, (i) appoint to the Board of Managers of an Applicable Joint Venture other than the U.S. Joint Venture Company more than one person who is also a member of the Board of Managers of the U.S. Joint Venture Company, or (ii) appoint to the Board of Managers of the U.S. Joint Venture Company more than one person who is also a member of the Board of Managers of any other Applicable Joint Venture; provided, however, that this restriction will not apply with respect to any such Applicable Joint Venture for which Micron Members are entitled to appoint all members of the Board of Managers. Without the prior written consent of Micron, Intel will not, and will not permit its Relatives to, (i) appoint to the Board of Managers of an Applicable Joint Venture other than the U.S. Joint Venture Company more than one person who is also a member of the Board of Managers of the U.S. Joint Venture Company, or (ii) appoint to the Board of Managers of the U.S. Joint Venture Company more than one person who is also a member of the Board of Managers of any other Applicable Joint Venture; provided, however, that this restriction will not apply with respect to any such Applicable Joint Venture for which Intel Members are entitled to appoint all members of the Board of Managers.

(C)  Micron shall not, and shall not permit its Relatives to, and Intel shall not, and shall not permit its Relatives to, appoint the U.S. Micron Executive Officer or U.S. Intel Executive Officer, respectively, as one of its appointed Managers under any Applicable Joint Venture Agreement (other than the IMFT Agreement) if such person is a member of the Board of Managers of the U.S. Joint Venture Company. Micron and Intel shall not appoint any executive officer of an Applicable Joint Venture other than the U.S. Joint Venture Company to the Board of Managers of the U.S. Joint Venture Company.

1.2  Manufacturing Committee.

(A)  Micron and Intel hereby establish a manufacturing committee (the “Manufacturing Committee”) to, among other things, consult with the Members of each of the Applicable Joint Ventures regarding its output of Joint Venture Products. The membership, functions, objectives and procedures of the Manufacturing Committee are more fully set forth in Appendix B to this Agreement.

(B)  The Manufacturing Committee shall have a planning subcommittee (the “Planning Subcommittee”). Micron and Intel shall, and shall cause their respective Relatives that are Members under any Applicable Joint Venture Agreement to, submit the reports and analysis produced by the manufacturing planning personnel of the Applicable Joint Ventures to the Planning Subcommittee. The Planning Subcommittee will formulate recommendations to be submitted to the Manufacturing Committee for approval and action. The membership, functions, objectives and procedures of the Planning Subcommittee are more fully set forth in Appendix B to this Agreement.

ARTICLE 2.
DEBT FINANCING

2.1  Waiver of Rights to Mandatory Member Debt Financing. The Parties hereby, and shall cause their respective Relatives to, (A) waive their respective rights to compel any Funding Member under any Applicable Joint Venture Agreement to provide Mandatory Member Debt Financing under Section 3.1 of any Applicable Joint Venture Agreement, (B) waive their respective rights to provide Mandatory Member Debt

Financing under Section 3.1 of any Applicable Joint Venture Agreement and (C) agree to cause each Applicable Joint Venture in which they are Members to waive its rights to compel any Funding Member under any Applicable Joint Venture Agreement to provide Mandatory Member Debt Financing under Section 3.1 of any Applicable Joint Venture Agreement, in each case other than with respect to the Next Eligible Fab.

2.2  Payment of Member Notes. Intel and Micron shall not allow their respective Relatives that are Members under any Applicable Joint Venture Agreement to elect to receive payments on any Member Notes under any Applicable Joint Venture Agreement held by such Relatives, unless the chief executive officer of Intel or Micron, as applicable, has authorized the receipt of such payments in writing.

ARTICLE 3.
PERMITTED TRANSFERS

3.1  Intel Majority Purchase Right. Intel shall not exercise, and shall prevent its Relatives from exercising, rights to purchase an additional Interest under any Applicable Joint Venture Agreement pursuant to Section 12.4(A) of any Applicable Joint Venture Agreement (the “Majority Purchase Right”) unless Intel and its Relatives have the right to, and do, simultaneously exercise, and perform the obligations with respect to, the Majority Purchase Rights under Section 12.4(A) of each of the Applicable Joint Venture Agreements. Micron and Intel shall, and shall cause each of their Relatives to, effectuate the closing of all of the Majority Purchase Rights under the Applicable Joint Venture Agreements on the same date and time, at the same place and in the same manner.

3.2  Purchase of Remaining Interest. Micron and Intel shall not exercise, and shall not permit their respective Relatives to exercise, rights to purchase the remaining Interest under any Applicable Joint Venture Agreement pursuant to Section 12.5 of any Applicable Joint Venture Agreement (the “[***]% Purchase Right”) unless Micron or Intel, as applicable, and their respective Relatives, as applicable, have the right to, and do, simultaneously exercise, and perform the obligations with respect to, the [***]% Purchase Rights under Section 12.5 of each of the Applicable Joint Venture Agreements. Micron and Intel, as applicable, shall, and shall cause each of their respective Relatives, as applicable, to, effectuate the closing of all of the [***]% Purchase Rights under the Applicable Joint Venture Agreements on the same date and time, at the same place and in the same manner.

3.3  Purchase of Interest to Effect a Change in Consolidating Member. If a Change in Consolidating Member under any Applicable Joint Venture Agreement occurs causing Intel to become the Consolidating Member under such Applicable Joint Venture Agreement, Intel shall, and shall cause all of its Relatives to, exercise, and perform their obligations with respect to, their respective purchase rights under Section 12.4(B) of each of the Applicable Joint Venture Agreements (other than those in which Intel or its Relative is already the Consolidating Member under such Applicable Joint Venture Agreement). If a Change in Consolidating Member under any Applicable Joint Venture Agreement occurs and Intel has exercised its rights in the immediately preceding sentence, Micron shall, and shall cause all of its Relatives to, consent to the exercise of the purchase right set forth in Section 12.4(B) of each of the Applicable Joint Venture Agreements. Micron and Intel agree, and shall cause each of their Relatives, to effectuate the closing of all of the purchase rights under Section 12.4(B) of the Applicable Joint Venture Agreements on the same date and time, at the same place and in the same manner.

ARTICLE 4.
LIQUIDATING EVENTS AND TRIGGERING EVENTS

4.1  Optional Termination Rights. Micron and Intel shall not exercise, and shall not permit their respective Relatives to exercise, the right to cause a Liquidating Event or Triggering Event, as applicable, pursuant to Section 13.1(A)(11) under any Applicable Joint Venture Agreement, unless (A) a Liquidating Event or Triggering Event, as applicable, other than under Section 13.1(A)(11) has previously occurred under any Applicable Joint Venture Agreement, (B) otherwise permitted by Section 4.2 of this Agreement, or (C) any Applicable Joint Venture has otherwise dissolved or ceased to exist.

4.2  Metric Events. Upon the occurrence of any of the following events (each, a “Metric Event”), the electing Party and its respective Relatives may exercise their respective rights to cause a Liquidating Event or Triggering Event, as applicable, pursuant to Section 13.1(A)(11) under any Applicable Joint Venture Agreement:

(A)  the election of a Party by written notice to the other Party upon the occurrence of a Balance Sheet Metric Event on or prior to the Transition Date; provided, however, that such notice shall be given not more than thirty (30) days after the receipt by the notifying Party and such notifying Party’s Relatives from the Applicable Joint Ventures of financial reports indicating that such Balance Sheet Metric Event has occurred;

(B)  the first day on which each of the following conditions is satisfied:

(1)  an Initial Operating Metric Event has occurred on or prior to the Transition Date;

(2)  either Party provides a written notice (the “Election Notice”) to the other Party of its election to, or to cause its Relatives to, trigger a Liquidating Event or Triggering Event, as applicable, pursuant to Section 13.1(A)(11) under the Applicable Joint Venture Agreements unless there is a Subsequent Operating Metric Cure; provided, however, that:

(a)  the Election Notice shall be given only after completion of [***] Fiscal Quarters after the Initial Operating Metric Event and only if a Subsequent Operating Metric Cure has not occurred by the end of such [***] Fiscal Quarters;

(b)  such Election Notice shall be given not more than [***]after the later of (i) receipt by the notifying Party and such notifying Party’s Relative from the Applicable Joint Ventures of financial reports for the [***] Fiscal Quarter after the Initial Operating Metric Event and (ii) the receipt by such

Party of notice from the U.S. Joint Venture Company or the other Party that the Transition Date has occurred; and

(c)  a Party who has not remitted in full its [***] of any [***] Capital Contribution in accordance with Section 2.3(A) of the IMFT Agreement shall not be eligible to submit an Election Notice unless the other Party failed to contribute in full its [***] of that or any earlier [***] Capital Contribution under Section 2.3(A) of the IMFT Agreement;

(3)  not less than [***] Fiscal Quarters after the Initial Operating Metric Event have been completed;

(4)  there shall not have been a Subsequent Operating Metric Cure in any period of [***] Fiscal Quarters completed prior to the end of the U.S. Fiscal Quarter most recently completed prior to the date the Election Notice is given; provided, however, that if the Election Notice is given in the [***] Fiscal Quarter after the Initial Operating Metric Event, there shall not have been a Subsequent Operating Metric Cure in any period of [***] Fiscal Quarters completed prior to the end of, and including, such [***] Fiscal Quarter; and

(5)  [***] shall have expired from the date the Election Notice was given; or

(C)  the election of a Party by written notice to the other Party upon the occurrence of a Critical Deadlock, provided such notice is given not more than thirty (30) days after the later of the end of the [***] period described in subsection (B) of the definition of Critical Deadlock and the receipt by the electing Party and such electing Party’s Relative from the Applicable Joint Ventures of financial reports indicating that no Subsequent Operating Metric Cure has occurred in the period of [***] Fiscal Quarters described in subsection (C) of the definition of Critical Deadlock.

For the purposes of this Section 4.2, the Parties shall, and shall cause each of their respective Relatives that are Members under any Applicable Joint Venture Agreement to, cause the Authorized Officers under any Applicable Joint Venture Agreement, or the Chief Executive Officer under any Applicable Joint Venture Agreement, or the Site Manager under any Applicable Joint Venture Agreement, as applicable, to keep or cause to be kept adequate books and records that would enable the Parties to determine, in combination with information from any other Applicable Joint Venture, whether any Metric Event has occurred in any relevant period.

4.3  [***]% Dissolution Rights. Micron and Intel shall not exercise, and shall prevent their respective Relatives from exercising, rights to wind up the affairs of any Applicable Joint Venture under any Applicable Joint Venture Agreement pursuant to Section 13.1(A)(3) of any Applicable Joint Venture Agreement (the “[***]% Dissolution Right”) unless Micron or Intel, as applicable, and their respective Relatives, as applicable, have the right to, and do, simultaneously exercise the [***]% Dissolution Rights under Section 13.1(A)(3) of each of the Applicable Joint Venture Agreements.

ARTICLE 5.
PURCHASE OPTIONS; FAB ALLOCATION PROCESS

Intel and Micron hereby agree that upon the occurrence of any Liquidating Event or Triggering Event, as applicable, the Parties shall, and shall cause each of their respective Relatives to, cause each of the Applicable Joint Ventures to dispose of the Facilities owned or leased by any Applicable Joint Venture in accordance with the following Purchase Options and Fab allocation process.

5.1  Micron Purchase Option on [***].

(A)  Within thirty (30) days after the [***]Determination Date, Micron may elect to purchase all, but not less than all, of either (i) the [***] or (ii) the equity interest in the [***] Facilities Company that owns or leases only the [***]. Micron’s election to purchase (the “Micron [***] Purchase Option”) shall be exercised by delivering a written notice (the “Micron [***] Exercise Notice”) of such election to the other Party and the U.S. Joint Venture Company. The purchase price for, as applicable, either (x) the [***] or (y) the equity interest, purchased pursuant to the Micron [***] Purchase Option shall be the [***] Value of such [***] or the equity interest in the applicable [***] Facilities Company, respectively (excluding, for purposes of this determination, any value attributable to the [***]).

(B)  In the event that Micron does not exercise the Micron [***] Purchase Option, or does not otherwise acquire the [***] pursuant to this Article 4, then Micron shall permit the [***] Joint Venture Company, or the purchaser of any such [***] in an auction contemplated by this Agreement or by Section 13.11 of the IMFT Agreement, as applicable, to have reasonable access to the Premises, for a reasonable period and on a reasonable basis, in order to remove such [***] from the Premises.

5.2  Intel Purchase Option.

(A)  If a Liquidating Event or Triggering Event, as applicable, occurs before the [***] is an Operational Fab, then within thirty (30) days after the [***] Determination Date, Intel may, subject to Section 5.4(C), elect to purchase all, but not less than all, of either (i) the [***] and its Associated Assets or (ii) the equity interest in the [***] Facilities Company that owns or leases only the [***] and its Associated Assets, irrespective of whether the [***] is an Operational Fab and irrespective of whether any additional [***].

(B)  If a Liquidating Event or Triggering Event, as applicable, occurs after the [***] is an Operational Fab but before the [***] is an Operational Fab (a “Later Liquidating Event”), then within thirty (30) days after the [***] Determination Date, Intel may [***], subject to Section 5.4(C), elect to purchase under this Section 5.2(B) all, but not less than all, of either (i) the [***] and its Associated Assets under the [***] Joint Venture Agreement or (ii) the equity interest in the [***] Joint Venture that owns or leases only the [***] and its Associated Assets.

(C)  Intel shall exercise the purchase option contained in Sections 5.2(A) or 5.2(B) (in either case, an “Intel Purchase Option”) by delivering, or causing its Relative, as appropriate, to deliver, a written notice (the “Intel Exercise Notice”) of such election to the Applicable Joint Ventures and Micron. The purchase price for, as applicable, either (i) (a) the

[***] and its Associated Assets or (b) the [***] and its Associated Assets under the [***] Joint Venture Agreement or (ii) the equity interest in (a) the [***] Facilities Company that owns or leases only the [***] and its Associated Assets or (b) the [***] Joint Venture that owns or leases only the [***] and its Associated Assets, purchased pursuant to the Intel Purchase Option shall be the [***] Value under the [***] Joint Venture Agreement of such assets or equity, respectively.

5.3  Additional Micron Option.

(A)  If a Later Liquidating Event occurs, then within thirty (30) days after the [***] Determination Date, Micron may, subject to Section 5.4(C), elect to purchase under this Section 5.3(A) all, but not less than all, of either (i) the [***] and its Associated Assets or (ii) the equity interest in the [***] Facilities Company that owns or leases only the [***] and its Associated Assets.

(B)  Micron shall exercise the purchase option contained in Section 5.3(A) (the “Micron Purchase Option”) by delivering a written notice (the “Micron Exercise Notice”) of such election to the [***] Joint Venture Company and Intel. The purchase price for, as applicable, either (i) the [***] and its Associated Assets or (ii) the equity interest in the [***] Facilities Company that owns or leases only the [***] and its Associated Assets, purchased pursuant to the Micron Purchase Option shall be the [***] Value of such assets or equity, respectively.

5.4  Remaining Facilities Draft.

(A)  Within fifteen (15) days (the “Fab Draft Period”) after the expiration of the last to expire of the options set forth in Sections 5.1, 5.2 and 5.3 (to the extent such options are applicable), any Facility or the equity of any Facilities Company that owns or leases only a single Facility that is not the subject of a Micron [***] Exercise Notice, an Intel Exercise Notice or a Micron Exercise Notice (each such Facility, a “Remaining Facility”) shall be offered to Intel or Micron or their respective Relatives that are Members under the Applicable Joint Venture Agreement, as appropriate, for purchase at their respective [***] Values under the Applicable Joint Venture Agreements in a draft (the “Draft”) to be conducted under the following procedure; provided, however, that in the event there is only one Remaining Facility, such Remaining Facility shall be offered to Intel or Micron (or their respective Relatives that are Members under the Applicable Joint Venture Agreement) under Section 5.5, and the provisions of this Section 5.4 shall not apply to such Remaining Facility.

(B)  Within fifteen (15) days after the commencement of the Fab Draft Period, the Parties will appoint an independent third party to administer the Draft (the “Draft Administrator”). If the Parties fail to mutually agree on the Draft Administrator within fifteen (15) days, Deloitte & Touche shall be appointed the Draft Administrator by written request of either Party. Within fifteen (15) days after the appointment of the Draft Administrator, each of the Parties or their respective Relatives that are Members under the Applicable Joint Venture Agreement, as appropriate, may submit a written bid to the Draft Administrator for the right to select the first Facility to be acquired in the Draft under this Section 5.4, unless the right to select the first Facility has been designated pursuant to Section 5.4(C) or either of the last two sentences of this paragraph (B). Such bid shall be a binding, irrevocable offer to pay in cash to the Applicable Joint Ventures as a fee for participating in the Draft a sum specified by the bidding Party or such bidding Party’s Relative in the bid for the right to select the first Facility in the Draft, such sum to be allocated among the Applicable Joint Ventures in proportion to the aggregate Capital Contribution Balances under the Applicable Joint Venture Agreement of all Members under the Applicable Joint Venture Agreement of the Applicable Joint Ventures. The Draft Administrator shall hold such bids in confidence until the earlier of receipt of bids from both Parties or their respective Relatives that are Members under the Applicable Joint Venture Agreement, as appropriate, and the end of such fifteen (15)-day period, whereupon the Draft Administrator shall announce to the Parties which Person submitted the highest bid on a timely basis in accordance with the provisions hereof (the “First Drafter”). The First Drafter shall pay the amount of its bid within ten (10) days thereafter by wire transfer of immediately available funds. If no bids are timely submitted in accordance with the provisions hereof, the Draft Administrator shall designate by lot the Party who shall become the First Drafter. Notwithstanding the foregoing, in the event of a Metric Event described in Section 4.2(C) after the fifth anniversary of the Effective Date, the Party or its Relative, as appropriate, who did not elect for the Critical Deadlock to be a Liquidating Event or Triggering Event, as applicable, shall be the First Drafter without any requirement to bid therefor. Notwithstanding the foregoing, if at the time of a Liquidating Event or Triggering Event, as applicable, a Party’s Economic Interest is above [***] percent ([***]%), that Party or its Relative, as appropriate, will be the First Drafter without any requirement to bid therefor and will also get [***], with the other Party or its Relative, as appropriate, having the [***] and, notwithstanding anything to the contrary in Section 5.4(D), [***] between the Parties and their Relatives, as appropriate, [***] (for the Party whose Economic Interest is above [***] percent ([***]%)) to one (for the Party whose Economic Interest is below [***] percent ([***]%)) basis (except that, if there are only [***] Remaining Facilities after a [***], the [***] in that next [***] will be [***] to [***]).

(C)  Notwithstanding anything to the contrary in Sections 5.2 and 5.3 and this Section 5.4, in the event of a Liquidating Event or Triggering Event, as applicable, described in Section 13.1(A)(7)(ii) under any Applicable Joint Venture Agreement, the Party or its Relative, as appropriate, electing under such Section to wind up the Applicable Joint Venture on the occurrence of a U.S. Member Change of Control or a Member Change of Control under such Applicable Joint Venture Agreement shall be the First Drafter (or may designate its Relative to be the First Drafter, if appropriate) without any requirement to bid therefor, Sections 5.2 and 5.3 shall not be effective, and the [***] and its Associated Assets and the [***] (if it is an Operational Fab) and its Associated Assets under the Applicable Joint Venture Agreement shall be deemed to be included in the Remaining Facilities for purposes of the draft contemplated by this Section 5.4.

(D)  Within [***] ([***]) days after the date (the “Draft Commencement Date”) on which the Draft Administrator announces the identity of the First Drafter, the First Drafter may (but shall not be obligated to) select for purchase a [***] or the equity of a Facilities Company that owns or leases [***] by written notice to the Applicable Joint Venture and the other Party (the “Second Drafter”). After such [***] ([***])-day period expires, but within [***] ([***]) days after the Draft Commencement Date, the Second Drafter may or may cause its Relative to, as appropriate, (but shall not be obligated to) select for purchase a [***] or the equity of a Facilities Company that owns or leases [***] (other than that selected previously by the First

Drafter) by written notice to the Applicable Joint Venture and the other Party. If there are [***] after the [***] selections by the First Drafter and the Second Drafter, then after such [***] ([***])-day period expires, but within [***] ([***]) days after the Draft Commencement Date, the First Drafter may or may cause its Relative to, as appropriate, (but shall not be obligated to) select for purchase a [***] or the equity of a Facilities Company that owns or leases only [***] in the Draft. After such [***] ([***])-day period expires, but within [***] ([***]) days after the Draft Commencement Date, the Second Drafter may or may cause its Relative to, as appropriate, (but shall not be obligated to) select for purchase a [***] or the equity of a Facilities Company that owns or leases [***] in the Draft. After the foregoing [***], the Draft shall [***] in the foregoing manner until (1) [***] in the Draft, (2) there [***], or (3) neither Party wishes to [***].

5.5  Auction of Single Remaining Facility. If (1) there is only a single Remaining Facility (and therefore no Draft has occurred) or (2) after the final round of picks in the Draft under Section 5.4(D) there remains without a pick only a single Remaining Facility, each Party may submit or may cause its Relatives to submit, as appropriate, an irrevocable, binding written offer (a “Remaining Facility Purchase Offer”) to purchase the Remaining Facility or the equity of the Facilities Company that owns or leases only such Remaining Facility. Such offer shall be submitted to the Draft Administrator within thirty (30) days after the Draft Commencement Date (in the case of an auction under clause (1) above) or thirty (30) days after the last pick was permitted to be submitted in the Draft (in the case of an auction under clause (2) above). Immediately after the end of such thirty (30) day period, the Draft Administrator shall announce the winning bid.

5.6  Closing of Purchases. The closing of any purchase to be made under a Purchase Option shall each take place as soon as reasonably practicable (but in no event later than one-hundred twenty (120) calendar days) following the last to occur of the expiration of any of the Micron [***] Purchase Option, the Intel Purchase Option, the Micron Purchase Option or a Remaining Facility Purchase Offer, the completion of the Draft and the expiration of the thirty (30) day period contemplated by Section 5.5. The closing of any such Purchase Option shall take place at the principal office of the Applicable Joint Venture that owns or leases the relevant Facility, or at such other time and location as the Parties or their Relatives, as appropriate, may mutually determine. At the closing of the Purchase Options, the applicable assets, rights or equity interest, as applicable, shall be conveyed, assigned or otherwise transferred to the Party purchasing such assets, rights or equity (or such Party’s designee), free and clear of any liens and encumbrances other than liens securing indebtedness exclusively associated with the applicable Fab, and each Party (or such Party’s designee) shall pay the Applicable Joint Venture the purchase price for the assets, rights or equity it is purchasing from such Applicable Joint Ventures by wire transfer of immediately available funds and such Applicable Joint Venture shall deliver to each Party (or such Party’s designee) such instrument(s) of conveyance as the purchasing Party (or such Party’s designee) reasonably requests. For purposes hereof, the term “Purchase Options” shall mean any purchase made under Section 5.4 and the Micron [***] Purchase Option, the Intel Purchase Option, the Micron Purchase Option and any Remaining Facility Purchase Offer.

ARTICLE 6.
FORMATION OF ADDITIONAL ENTITIES

6.1  Formation of Foreign Facilities Company. The Parties anticipate that each new Facility that is to be developed by the Parties or any of their Affiliates and that is to be located outside the United States and outside of Singapore will be held in a separate entity (each, a “Foreign Facilities Company”) as the Parties shall mutually determine in good faith. If the Parties fail to agree as to the type of entity that will act as a Foreign Facilities Company with respect to a Facility, then such Foreign Facilities Company shall be organized as an entity (1) that is formed under the laws of the jurisdiction in which the Facility is located, (2) that, to the extent permitted under the laws of such jurisdiction, shall be an “eligible entity” as defined in United States Treasury Regulation 301.7701-3(a), (3) that elects to be treated as a partnership for United States federal income tax purposes, (4) in which each Party’s interest in such Foreign Facilities Company is owned by a direct or indirect Wholly-Owned Subsidiary of such Party (the “Foreign Facilities Company Member”) formed in the jurisdiction in which the Foreign Facilities Company is formed (unless both Parties consent to have such interest owned by an entity formed in another jurisdiction), and (5) that will sell Joint Venture Product to the Foreign Facilities Company Members using pricing methodology and terms comparable to the pricing methodology and terms applicable to sales of Joint Venture Product by the U.S. Joint Venture Company to the U.S. Members. If the immediately preceding sentence applies to a Foreign Facilities Company, further transfers of Joint Venture Product between each Foreign Facilities Company Member and its Affiliates shall be structured in a manner that both Parties reasonably and in good faith agree will maximize in a commercially reasonable manner and without undue tax risk (including tax risks unrelated to the Foreign Facilities Company) the benefits of owning the applicable Facility in the jurisdiction in which the Foreign Facilities Company is formed. The Parties agree that the charter and other organizational documents of each Foreign Facilities Company and all contractual and other arrangements between any Applicable Joint Venture and such Foreign Facilities Company, and between the Parties or their Affiliates and such Foreign Facilities Company, shall have such terms and conditions as shall be necessary to achieve the purposes of the Parties in entering into this Agreement and the Applicable Joint Venture Agreements, viewed in the aggregate. The Parties further agree that the charter, organizational documents, contractual and other arrangements of the Foreign Facilities Company shall, [***], provide [***] (including with respect to [***])[***]; provided, however, that at the option of Intel, Intel may contribute additional funds to the capital of such Foreign Facilities Company so that Intel shall own [***]% and Micron [***]% of the shares or other ownership interests of such Foreign Facilities Company.

ARTICLE 7.
DEFAULT

7.1  Event of Default.

(A)  An “Event of Default” shall occur if a Party (the “Defaulting Party”) fails to perform any material obligation under this Agreement.

(B)  Upon the occurrence of an Event of Default, the other Party (the “Non-Defaulting Party”) shall have the right to deliver to the Defaulting Party notice (a “Notice of

Default”). The Notice of Default shall set forth the nature of the obligations that the Defaulting Party has failed to perform. If the Defaulting Party fails to cure the Event of Default within the Cure Period, the Non-Defaulting Party may take any of the actions set forth in Section 7.1(C). For purposes hereof, “Cure Period” means a period commencing on the date that the Notice of Default is provided by the Non-Defaulting Party and ending (i) thirty (30) days after Notice of Default is so provided, or (ii) in the case of any obligation (other than an obligation to pay money) which cannot reasonably be cured within such thirty (30) day period, such longer period not to exceed one hundred twenty (120) days after the Notice of Default as is necessary to effect a cure of the Event of Default, so long as the Defaulting Party diligently attempts to effect a cure throughout such period.

(C)  Upon the occurrence of an Event of Default and the expiration of the Cure Period set forth in Section 7.1(B), the Non-Defaulting Party may pursue all legal and equitable rights and remedies against the Defaulting Party available to it (subject to any limitations in this Agreement). The Defaulting Party shall pay all costs, including attorneys’ fees, incurred by the other Member in pursuing such legal remedies.

7.2  Specific Performance. The Parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the Parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate preliminary or permanent injunctive relief may be applied for and granted in connection therewith. Except as otherwise limited by this Agreement, such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a party may have under this Agreement; provided, however, that in no event shall a dissolution of an Applicable Joint Venture be permitted or occur as the result of a breach of this Agreement unless such dissolution is permitted under the terms and provisions of Section 13.1(A) of such Applicable Joint Venture Agreement.

ARTICLE 8.
MISCELLANEOUS PROVISIONS

8.1  Notices. All notices to any Applicable Joint Venture shall be sent addressed to the Authorized Officers under the Applicable Joint Venture Agreement, or the Chief Executive Officer under the Applicable Joint Venture Agreement, or the Site Manager under the Applicable Joint Venture Agreement, as applicable, at the Applicable Joint Venture’s principal place of business. All notices to a Party shall be sent addressed to such Party at the address as may be specified by the Party from time to time in a notice to the other Party, provided that the initial notice address for each Party is as follows:

(A)  if to Intel:

Intel Corporation
2200 Mission College Blvd.
Mailstop SC4-203
Santa Clara, CA 95054

Attention: General Counsel
Facsimile: (408) 653-8050

with a copy to:

Intel Corporation
2200 Mission College Blvd.
Mailstop RN6-46
Santa Clara, CA 95054
Attention: [***]
Facsimile: [***]

(B)  if to Micron:

Micron Technology, Inc.
8000 S. Federal Way
Mail Stop 1-507
Boise, ID 83716
Attn: General Counsel
Facsimile: (208) 368-4537

All notices are effective the next day, if sent by recognized overnight courier or facsimile, or five (5) days after deposit in the United States mail, postage prepaid, properly addressed and return receipt requested.

8.2  Waiver. The failure at any time of a Party to require performance by any other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by any other Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

8.3  Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each party hereto. Except as otherwise specifically provided in this Agreement, neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part to any other Person.

8.4  Third Party Rights. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

8.5  Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

8.6  Headings. The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

8.7  Entire Agreement. This Agreement, together with the Appendices, Exhibits and Schedules hereto and the agreements (including the Confidentiality Agreement) and instruments expressly provided for herein, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

8.8  Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in Applicable Law or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the Parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.

8.9  Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10  Further Assurances. Each Party shall execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform such Party’s obligations hereunder. The obligations of the Parties set forth in this Section 8.10 shall survive the termination of this Agreement.

8.11  Consequential Damages. No Party shall be liable to any other Party under any legal theory for indirect, special, incidental, consequential or punitive damages, or any damages for loss of profits, revenue or business, even if such party has been advised of the possibility of such damages.

8.12  Jurisdiction; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in a state or federal court located in Delaware and each of the Parties to this Agreement hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

8.13  Confidential Information.

(A)  The Parties shall abide by the terms of that certain Mutual Confidentiality Agreement between Micron, Intel and the U.S. Joint Venture Company dated as of the Effective Date, and as may be amended or replaced from time to time (the “Confidentiality Agreement”), which agreement is incorporated herein by reference with respect to the Applicable Joint Ventures, their Subsidiaries and the Facilities Companies and the activities of the Applicable Joint Ventures, their Subsidiaries and the Facilities Companies. The Parties agree that the Confidentiality Agreement shall govern the confidentiality and non-disclosure obligations between the Parties respecting the information provided or disclosed pursuant to this Agreement as such information relates to the Applicable Joint Ventures, their Subsidiaries and the Facilities Companies and their activities.

(B)  If the Confidentiality Agreement is terminated or expires and is not replaced, such Confidentiality Agreement shall continue with respect to confidential information provided in connection with this Agreement, notwithstanding such expiration or termination, for the duration of the term of this Agreement or until a new Confidentiality Agreement is entered into between the Parties. To the extent there is a conflict between this Agreement and the Confidentiality Agreement, the terms of this Agreement shall control.

(C)  The terms and conditions of this Agreement shall be considered “Confidential Information” under the Confidentiality Agreement for which each of Micron and Intel is considered a “Receiving Party” under such Confidentiality Agreement.

8.14  Reimbursement of Singapore Joint Venture Company Start-Up Costs. The Parties shall cause their respective Relatives that are Singapore Members to cause the Singapore Joint Venture Company to reimburse the U.S. Joint Venture Company for all costs and expenses incurred by the U.S. Joint Venture Company in connection with the formation of the Singapore Joint Venture Company and the planning for and start-up of the [***].

8.15  Dispute Resolution.

(A)  All disputes between the Parties over a purported breach of this Agreement (each, a “Dispute”), shall be resolved as follows: the Parties shall first submit the matter to the chief executive officers (or other senior executive officers) of each of the Parties by providing notice of the Dispute to the Parties. The chief executive officers (or other senior executives officers) shall then make a good faith effort to resolve the Dispute. If they are unable to resolve the Dispute within [***] of receiving notice of the Dispute (during which [***] period, the chief executive officers (or other senior executive officers) shall seek in good faith to hold at least [***] at which they shall make a good faith effort to resolve the Dispute), then a civil action with respect to the Dispute may be commenced, but only after the matter has been submitted to JAMS for mediation as contemplated by Section 8.15(B).

(B)  If there is a Dispute, either Party may commence mediation by providing to JAMS and the other Party a written request for mediation, setting forth the subject of the Dispute and the relief requested. The Party will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in the scheduling the mediation proceedings. The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either Party may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither Member may commence a civil action with respect to a Dispute until after the completion of the initial mediation session, or [***] after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the Parties so desire. The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

8.16  Certain Matters.

(A)  Intel Matter or Intel Singapore Matter. If a Deadlock occurs under any Applicable Joint Venture Agreement with respect to an Intel Matter or Intel Singapore Matter, the Parties shall, or shall cause their respective Relatives to, as applicable, resolve such Intel Matter or Intel Singapore Matter in the manner specified by the Authorized Representative of Intel or Intel Singapore, as applicable, provided that Intel and its Relatives have contributed [***] under all of the Applicable Joint Venture Agreements of [***] Capital Contributions under Article 2 of such Applicable Joint Venture Agreements prior to and including the date of such resolution.

(B)  Micron Matter or Micron Singapore Matter. If a Deadlock occurs under any Applicable Joint Venture Agreement with respect to a Micron Matter or Micron Singapore Matter at any time [***], the Parties shall, or shall cause their respective Relatives to, as applicable, resolve such Micron Matter or Micron Singapore Matter in the manner specified by the Authorized Representative of Micron or Micron Singapore, as applicable, provided that Micron and its Relatives, have contributed [***] under all of the Applicable Joint Venture Agreements of [***] Capital Contributions under Article 2 of such Applicable Joint Venture Agreements prior to and including the date of such resolution (for purposes of this Section, a Shortfall Amount under any such Applicable Joint Venture Agreement caused by Micron or any of its Relatives, as appropriate, shall be deemed to have been contributed by Micron or its Relatives, as appropriate, if a Mandatory Shortfall Note under such Applicable Joint Venture Agreement in respect of such Shortfall Amount under the Applicable Joint Venture Agreement is outstanding and has been outstanding for less than eighteen (18) months). In no event shall Micron or Intel permit, or allow their respective Relatives to permit, the location selection or incentive negotiation with respect to the Next Eligible Fab to occur [***] without the unanimous approval of the Board of Managers of the Applicable Joint Venture under Section 6.3 of the Applicable Joint Venture Agreement.

8.17  Authorized Representatives and Senior Authorized Representatives.

(A)  The Parties agree, and shall cause their respective Relatives to agree, that, for the purposes of Article 17 of any Applicable Joint Venture Agreement, the term “Authorized Representative” shall mean, with respect to any Intel Member, the general manager of Intel’s memory products group and, with respect to any Micron Member, the general manager of Micron’s memory products group.

(B)  The Parties agree, and shall cause their respective Relatives to agree, that, for the purposes of Article 17 of any Applicable Joint Venture Agreement, the term “Senior Authorized Representative” shall mean, with respect to any Intel Member, the principal executive officer of Intel and, with respect to any Micron Member, the principal executive officer of Micron.

8.18  Certain Interpretive Matters.

(A)  Unless the context requires otherwise, (i) all references to Sections, Articles, Appendices or Schedules are to Sections, Articles, Appendices or Schedules of or to this Agreement, (ii) each of the Schedules will apply only to the corresponding Section or subsection of this Agreement, (iii) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, except as modified by the definition of “Modified GAAP,” (iv) words in the singular include the plural and vice versa, (v) the term “including” means “including without limitation,” and (vi) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof. All references to “$” or dollar amounts will be to lawful currency of the United States of America. All references to “$” or dollar amounts, or “%” or percent or percentages, shall be to precise amounts and not rounded up or down. All references to “day” or “days” will mean calendar days.

(B)  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or such provision.

Intel/Micron Confidential

IN WITNESS WHEREOF, the undersigned being the Parties to this Omnibus Agreement have executed this Agreement as of the date and year first above written.

INTEL CORPORATION By: _/s/ Ravi Jacob_____________ Name: __Ravi Jacob____________ Title: Vice President FES, Treasurer

MICRON TECHNOLOGY, INC. By: __/s/ W.G. Stover, Jr._______ Name: _W.G. Stover, Jr.________ Title: V.P. of Finance and CFO___

THIS IS THE SIGNATURE PAGE FOR THE
OMNIBUS AGREEMENT
ENTERED INTO BY AND BETWEEN
INTEL CORPORATION AND MICRON TECHNOLOGY, INC.

APPENDIX A

DEFINITIONS

“[***]% Dissolution Right” shall have the meaning set forth in Section 4.3 of this Agreement.

“[***]% Purchase Right” shall have the meaning set forth in Section 3.2 of this Agreement.

“Actual Performance Projection” for an Applicable Joint Venture shall mean, with respect to either the number of [***] or [***] for any given [***] Fiscal Quarter, a projection thereof derived by [***], or the [***], such Applicable Joint Venture and its Subsidiaries for the most recent [***] (whether or not such [***] Fiscal Quarters are consecutive [***] Fiscal Quarters) in which there was not an Operating Metric Event; provided, however, that if, prior to such [***] Fiscal Quarter, [***], there [***] Actual Performance Projection and the provisions of paragraph (B)(1)(c) and (B)(2)(c) of the definition of Applicable Projection [***].

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Aggregate Applicable Projection” means (i) with respect to a number of [***], the [***] of the Applicable Projections for all of the Applicable Joint Ventures and (ii) with respect to a [***], the [***] for all of the Applicable Joint Ventures.

“Aggregate Committed Capital” means, for a Party, on a given date, the sum of (1) the aggregate amount of the Committed Capital of such Party under all Applicable Joint Venture Agreements on such date, and (2) the aggregate amount of the Committed Capital of such Party’s Relatives under all Applicable Joint Venture Agreements on such date.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Joint Venture” or “Applicable Joint Ventures” means the entities listed on Schedule 1, as such Schedule may be amended from time to time by the unanimous written agreement of the Parties.

“Applicable Joint Venture Agreements” means the agreements listed on Schedule 1, as such Schedule may be amended from time to time by the unanimous written agreement of the Parties.

“Applicable Law” means any laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity (as defined under any Applicable Joint Venture Agreement).

“Applicable Percentage” shall be [***]% with respect to any [***] Fiscal Quarter ending on or prior to the Transition Date and [***]% thereafter.

Appendix A-1

“Applicable Projection” for an Applicable Joint Venture with respect to any [***] Fiscal Quarter means:

(A)  if the Approved Business Plan under the Applicable Joint Venture Agreement for such Applicable Joint Venture for such [***] Fiscal Quarter is an Undisputed Approved Business Plan, the projection set forth in such Undisputed Approved Business Plan under such Applicable Joint Venture Agreement; and

(B)  if the Approved Business Plan under the Applicable Joint Venture Agreement for such Applicable Joint Venture for such [***] Fiscal Quarter is a Disputed Approved Business Plan under such Applicable Joint Venture Agreement, the projection determined as follows:

(1)  in the case of the projection of [***], the Applicable Projection shall be [***]:

(a)  the [***] Undisputed Approved Business Plan under such Applicable Joint Venture Agreement (including, in the case of any [***] Fiscal Quarter [***]), if there is an Undisputed Approved Business Plan under such Applicable Joint Venture Agreement originally submitted for a prior year, but which included a projection that covered such [***] Fiscal Quarter,

(b)  the [***] Disputed Approved Business Plan under such Applicable Joint Venture Agreement ([***]), and

(c)  the [***]; provided, however, that this clause (c) shall not apply with respect to [***], if the U.S. Joint Venture Company and any of the Applicable Joint Ventures has [***] set forth in [***] prior to the date of determination and [***];

(2)  in the case of the projection of [***], the Applicable Projection shall be [***]:

(a)  the weighted average cost [***] Undisputed Approved Business Plan under such Applicable Joint Venture Agreement (including, in the case of any [***] Fiscal Quarter [***]), if there is an Undisputed Approved Business Plan under such Applicable Joint Venture Agreement originally submitted for a prior year, but which included a projection that covered such [***] Fiscal Quarter,

(b)  the weighted average cost [***] Disputed Approved Business Plan under such Applicable Joint Venture Agreement ([***]), and

(c)  the weighted average cost [***].

“Associated Assets” means, with respect to any Fab, the Joint Venture Equipment (as defined in the Applicable Joint Venture Agreement relating to such Fab), inventory and other tangible personal property owned by the Applicable Joint Venture or any of its Subsidiaries and located at that Fab on the date of the Liquidating Event or Triggering Event, as applicable, or thereafter and all rights and obligations pursuant to contracts, permits, governmental approvals

Appendix A-2

and governmental concessions and incentives associated with such Fab, Joint Venture Equipment (as defined in the Applicable Joint Venture Agreement relating to such Fab), inventory or other tangible personal property, including all liabilities exclusively associated with such Fab, except for assets sold or disposed of in any of the following transactions that occurs after the Liquidating Event or Triggering Event, as applicable: (a) the sale of inventory in the ordinary course; (b) the sale or other disposition of obsolete or surplus equipment or other assets to third parties in the ordinary course in arm’s-length transactions; and (c) the sale of any other asset with the approval of the Board of Managers under the Applicable Joint Venture Agreement. Any transfer of Associated Assets under this Agreement shall include the assumption by the transferee of the liabilities exclusively associated with such Fab.

“Authorized Representative” shall have the meaning set forth in Section 8.17(A) of this Agreement.

“Balance Sheet Metric Event” means, with respect to any given U.S. Fiscal Quarter, the occurrence of either of the following:

(A)  any event, circumstance or occurrence ([***]) that the Parties [***] and that is of [***] and that causes the [***] of the Applicable Joint Ventures and their Subsidiaries, determined in accordance with [***],[***], to [***] over such [***] Fiscal Quarter [***] (excluding any [***] to Members under any Applicable Joint Venture Agreement); or

(B)  any event, circumstance or occurrence ([***]) that the Parties [***] and that is of [***] and that causes the [***] of the Applicable Joint Ventures and their Subsidiaries, [***],[***], to [***], as of the end of such [***] Fiscal Quarter, [***] the Applicable Joint Ventures and their Subsidiaries projected in the currently-effective Approved Business Plans under the Applicable Joint Venture Agreements (excluding [***]).

“Boise Supply Agreement” means that certain agreement, dated as of the Effective Date, between Micron and the U.S. Joint Venture Company to supply products to the U.S. Joint Venture Company.

“[***] Determination Date” shall mean the [***] Determination Date.

“[***] Value” means with respect to any asset, property or entity, the “[***] Value” as defined in the relevant Applicable Joint Venture Agreement.

“Confidentiality Agreement” shall have the meaning set forth in Section 8.13(A) of this Agreement.

“Conforming Wafer” means a NAND Flash Memory Wafer with greater than [***] percent ([***]%) functional die, or that is otherwise accepted by a Member.

“Critical Deadlock” means an Omnibus Agreement Deadlock about how to address the circumstances giving rise to an Initial Operating Metric Event or a Balance Sheet Metric Event, provided that:

Appendix A-3

(A)  such Omnibus Agreement Deadlock (1) is not with respect to a Micron Matter or an Intel Matter, (2) is not with respect to a matter within the scope of the provisions of any of subsections (1) - (13) of Section 6.3(A), Section 6.3(B), Section 6.3(C) or Section 7.4 under any Applicable Joint Venture Agreement, and (3) does not relate to a proposal to require any Capital Contributions under any Applicable Joint Venture Agreement or Member Debt Financing under any Applicable Joint Venture Agreement;

(B)  the Omnibus Agreement Deadlock about how to address the circumstances giving rise to such Initial Operating Metric Event or Balance Sheet Metric Event, as applicable, has not been resolved within [***] of the occurrence of such Omnibus Agreement Deadlock, as applicable; and

(C)  with respect to an Omnibus Agreement Deadlock about how to address the circumstances giving rise to an Initial Operating Metric Event, there has not been a Subsequent Operating Metric Cure within the following [***] Fiscal Quarters after such Initial Operating Metric Event.

“Cure Period” shall have the meaning set forth in Section 7.1(B) of this Agreement.

“Defaulting Party” shall have the meaning set forth in Section 7.1(A) of this Agreement.

“Dispute” shall have the meaning set forth in Section 8.15(A) of this Agreement.

“Dissolving Member Event” shall mean any event, circumstance or occurrence, the proximate cause of which is an action taken by the Party (or a Relative or Affiliate of such Party) who has sent a notice pursuant to Section 4.2(A) or Section 4.2(C) that is sent after the occurrence of a Balance Sheet Metric Event. A Party shall not be deemed to have taken any action solely as a result of (a) the voting of the Managers under any Applicable Joint Venture Agreement appointed by such Party or such Party’s Relatives to the Board of Managers or the members of any committee appointed by such Party or such Party’s Relatives or (b) actions of any Seconded Employee under any Applicable Joint Venture Agreement, employee or officer of any Applicable Joint Venture (other than an action taken by any Seconded Employee under any Applicable Joint Venture Agreement at the specific direction of the Party or such Party’s Relative that employs him or her).

“Domestic Facilities Company” means a U.S. Facilities Company or a Domestic Facilities Company under any Applicable Joint Venture Agreement.

“Draft” shall have the meaning set forth in Section 5.4(A) of this Agreement.

“Draft Administrator” shall have the meaning set forth in Section 5.4(B) of this Agreement.

“Draft Commencement Date” shall have the meaning set forth in Section 5.4(D) of this Agreement.

Appendix A-4

“Economic Interest” means, for each Party, a percentage determined from time to time by dividing the Aggregate Committed Capital of such Party at the time of determination by the Aggregate Committed Capital of all Parties at the time of determination.

“Effective Date” shall mean January 6, 2006.

“Election Notice” shall have the meaning set forth in Section 4.2(B)(2) of this Agreement.

“Event of Default” shall have the meaning set forth in Section 7.1(A) of this Agreement.

“Fab” means a “Fab” under any Applicable Joint Venture Agreement.

“Fab Draft Period” shall have the meaning set forth in Section 5.4(A) of this Agreement.

“Facility” means a Fab and its Associated Assets that are owned or leased by an Applicable Joint Venture or any Subsidiary of such Applicable Joint Venture.

“Facilities Company” means a Domestic Facilities Company or a Foreign Facilities Company.

“First Drafter” shall have the meaning set forth in Section 5.4(B) of this Agreement.

“First Singapore Fab” means the initial Fab that is, or is to be, located in Singapore and owned or leased by the Singapore Joint Venture Company as contemplated by the Singapore Initial Business Plan existing on the date of this Agreement.

“Foreign Facilities Company” shall have the meaning set forth in Section 6.1.

“Foreign Facilities Company Member” shall have the meaning set forth in Section 6.1.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“IMFS Agreement” shall have the meaning set forth in the preamble of this Agreement.

“IMFT Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Initial Operating Metric Event” means the occurrence of an Operating Metric Event during [***]. For purposes of this Agreement, any Initial Operating Metric Event shall be deemed to occur on the [***].

“Intel” shall have the meaning set forth in the preamble of this Agreement.

“Intel Exercise Notice” shall have the meaning set forth in Section 5.2(C) of this Agreement.

Appendix A-5

“Intel Matter” or “Intel Singapore Matter” means selecting the location for the [***] and negotiating all financial and property incentives with the applicable Governmental Authorities under the Applicable Joint Venture Agreement with respect to the [***].

“Intel Member” means Intel and any Relative of Intel that is a Member under any Applicable Joint Venture Agreement.

“Intel Purchase Option” shall have the meaning set forth in Section 5.2(C) of this Agreement.

“Intel Singapore” means Intel Technology Asia Pte Ltd, a private limited company organized under the laws of Singapore.

“Joint Venture Products” means “Joint Venture Products” under any Applicable Joint Venture Agreement.

“Later Liquidating Event” shall have the meaning set forth in Section 5.2(B) of this Agreement.

“Lehi Fab” means the Fab contemplated by the U.S. Initial Business Plan to be built out by the U.S. Joint Venture Company or one of its Subsidiaries at Lehi, Utah.

“Liquidating Event” means anything that is a “Liquidating Event” under any Applicable Joint Venture Agreement.

“Majority Purchase Right” shall have the meaning set forth in Section 3.1 of this Agreement.

“Manufacturing Committee” shall have the meaning set forth in Section 1.2(A) of this Agreement.

“Master Agreement” means that certain Master Agreement, by and between Intel and Micron, dated as of November 18, 2005.

“Metric Event” shall have the meaning set forth in Section 4.2 of this Agreement.

“Micron” shall have the meaning set forth in the preamble of this Agreement.

“Micron Exercise Notice” shall have the meaning set forth in Section 5.3(B) of this Agreement.

“Micron Matter” or “Micron Singapore Matter” means selecting the location for the Next Eligible Fab and negotiating all financial and property incentives with the applicable Governmental Authorities under the Applicable Joint Venture Agreement with respect to the Next Eligible Fab.

“Micron Member” means Micron or its Relative that is a Member under the Applicable Joint Venture Agreement.

Appendix A-6

“Micron [***] Exercise Notice” shall have the meaning set forth in Section 5.1A of this Agreement.

“Micron [***] Purchase Option” shall have the meaning set forth in Section 5.1A of this Agreement.

“Micron Purchase Option” shall have the meaning set forth in Section 5.3(B) of this Agreement.

“Micron Singapore” means Micron Semiconductor Asia Pte. Ltd., a private limited company organized under the laws of Singapore.

“Modified GAAP” means United States generally accepted accounting principles as in effect from time to time, except that: (i) stock-related expenses (including stock options, restricted stock, stock appreciation rights, restricted stock units, stock purchase programs or any award based on equity of Micron or Intel) associated with the seconded individuals to an Applicable Joint Venture will not be recorded or disclosed in the financial statements of such Applicable Joint Venture; and (ii) the value of any asset contributed or otherwise transferred to an Applicable Joint Venture from a Member under the Applicable Joint Venture Agreement shall be the value as agreed upon by the Members under such Applicable Joint Venture Agreement at the time of the contribution or transfer, as applicable, and, if such asset is to be depreciated or amortized under GAAP, the useful life and method of depreciation or amortization for such assets shall be determined by applying the accounting policies used by the Applicable Joint Venture for like assets.

“MTV Assets” means the Associated Assets at the Fab located at the [***].

“MTV Lease” shall have the meaning ascribed to such term in the Master Agreement.

“NAND Flash Memory Wafer” shall have the meaning set forth in the IMFT Agreement.

“[***]” means the first Fab that is, or is to be, owned or leased by an Applicable Joint Venture, any of its Subsidiaries or any Facilities Company that is not an Applicable Joint Venture other than the [***].

“Non-Defaulting Party” shall have the meaning set forth in Section 7.1(B) of this Agreement.

“Notice of Default” shall have the meaning set forth in Section 7.1(B) of this Agreement.

“Omnibus Agreement Deadlock” means the first day on which each of the following has occurred:

(A) One Party shall have delivered to the other Party a notice stating that it has determined that there exists a disagreement among the Parties or their respective Relatives that are Members of any Applicable Joint Venture, as applicable, regarding a proposal from one Party

Appendix A-7

or its Relative, as appropriate, about how to address the circumstances giving rise to an Initial Operating Metric Event or a Balance Sheet Metric Event (the “Initial Deadlock”).

(B) For a period of [***] following the occurrence of an Initial Deadlock, the Parties shall, and shall cause their respective Relatives, as appropriate, to, seek in good faith to hold at least [***] at which they shall make a good faith effort to resolve the Initial Deadlock. To the extent practicable, the Parties shall, and shall cause their respective Relatives, as appropriate, to, seek to resolve the matter in a manner consistent with the Approved Business Plan of the relevant Applicable Joint Venture. The meetings shall be held at the time and place agreed to by the Parties, or if the Parties are unable to agree, at a time and place determined by the chief executive officers of the Parties on at least [***] written notice.

(C) There exists a disagreement among the Parties or their respective Relatives that are Members of any Applicable Joint Venture, as applicable, regarding resolution of the Initial Deadlock following the expiration of the [***] period provided for in paragraph (B).

“Operating Metric Event” means, with respect to any [***] Fiscal Quarter, the occurrence of either of the following:

(A)  the [***] the Applicable Joint Ventures and their Subsidiaries in such [***] Fiscal Quarter is [***] the Applicable Percentage [***] in the Aggregate Applicable Projection for such [***] Fiscal Quarter; or

(B)  the [***] the Applicable Joint Ventures and their Subsidiaries in such [***] Fiscal Quarter is [***] the Applicable Percentage [***] in the Aggregate Applicable Projection for such [***] Fiscal Quarter.

In comparing either the [***] or the [***] to the Aggregate Applicable Projection, as provided in subsections (A) and (B) above, [***] that are, or are to be, [***] the U.S. Joint Venture Company [***] shall be [***] (1) in [***] and (2) [***] the Aggregate Applicable Projection.

“Operational Fab” means a Fab that is an Operational Fab under any Applicable Joint Venture Agreement.

“Party” or “Parties” shall have the meaning set forth in the preamble of this Agreement.

“Person” or “Persons” means any natural person and any corporation, firm, partnership, trust, estate, limited liability company, or other entity resulting from any form of association.

“Planning Subcommittee” shall have the meaning set forth in Section 1.2(B) of this Agreement.

“Premises” shall have the meaning ascribed to such term in the [***].

“Purchase Options” shall have the meaning set forth in Section 5.6 of this Agreement.

Appendix A-8

“Relative” or “Relatives” means, with respect to each Party, the entities listed as such Member’s Relatives on Schedule 2, as such Schedule may be amended from to time by (i) the unanimous written agreement of the Parties or (ii) as necessary to reflect any transferee in a Transfer under any Applicable Joint Venture Agreement permitted by and in accordance with Section 12.2 of any of the Applicable Joint Venture Agreements; provided, however, that no Applicable Joint Venture will be deemed to be a Relative of either Party and no Person shall be deemed to be a Relative of itself.

“Remaining Facility” shall have the meaning set forth in Section 5.4(A) of this Agreement.

“Remaining Facility Purchase Offer” shall have the meaning set forth in Section 5.5 of this Agreement.

“Second Drafter” shall have the meaning set forth in Section 5.4(D) of this Agreement.

“Senior Authorized Representative” shall have the meaning set forth in Section 8.17(B) of this Agreement.

“Singapore Joint Venture Company” means IM Flash Singapore, LLP.

“Subsequent Operating Metric Cure” means, with respect to any Initial Operating Metric Event, the [***] the Applicable Joint Ventures of [***] (a) which [***] at any [***], and (b) in which the Applicable Joint Ventures [***] Operating Metric Event (i.e. an Operating Metric Event described in subparagraph (A) of the definition of “Operating Metric Event” if the Initial Operating Metric Event occurred under subparagraph (A), and an Operating Metric Event described in subparagraph (B) thereof, if the Initial Operating Metric Event occurred under subparagraph (B)) in either of [***].

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Transition Date” means the earlier of the [***] anniversary of the Effective Date and the date on which the [***] becomes an Operational Fab producing not less than [***] Wafer Starts per week.

“Triggering Event” means anything that is a Triggering Event under any Applicable Joint Venture Agreement.

“U.S. Facilities Company” shall have the meaning set forth in Section 16.1 of the IMFT Agreement.

“Wafer” means a silicon wafer.

Appendix A-9

“Wafer Start” means the initial Wafer introduction to a process flow. When the context requires reference to a quantity of “Wafer Starts,” such term shall be expressed in 300 millimeter diameter equivalents.

“Wholly-Owned Subsidiary” of a Person means a Subsidiary, all of the shares of stock or other ownership interests of which are owned, directly or indirectly through one or more intermediaries, by such Person, other than a nominal number of shares or a nominal amount of other ownership interests issued in order to comply with requirements that such shares or interests be held by one or more other Persons, including requirements for directors’ qualifying shares or interests, requirements to have or maintain two or more stockholders or equity owners or other similar requirements.

Appendix A-10

APPENDIX B

MANUFACTURING COMMITTEE

Manufacturing Committee Charter

A Manufacturing Committee and Planning Subcommittee are formed by the Parties to perform certain consultative functions in relation to, and to formulate recommendations for the coordination of production among, the Applicable Joint Ventures and their Members, as more particularly set forth herein.

A. Purpose and Functions of the Manufacturing Committee.

The primary purpose of the Manufacturing Committee is to review certain proposed plans and actions and to formulate recommendations for the coordination of production among the Applicable Joint Ventures as specified herein. In addition, the Manufacturing Committee shall consult with the Members of the Applicable Joint Ventures concerning Product roadmap and loading, output and assembly and testing strategies. The Manufacturing Committee’s functions shall include:

1. Review and consultation with the respective Members under each of the Applicable Joint Venture Agreements and the respective Board of Managers of the Applicable Joint Ventures, as appropriate, concerning the performance and projected performance of such Applicable Joint Venture against the Operating Plan under its Applicable Joint Venture Agreement and Performance Criteria (including projected cost, capacity, cycle-time, yield and quality) under such plan on a quarterly basis.

2. Review and consultation with the respective Members under each of the Applicable Joint Venture Agreements and the respective Board of Managers of the Applicable Joint Ventures, as appropriate, concerning proposed adjustments to the Probed Wafer Cost Forecast and the Projected Output Forecast, all as specified in the Approved Business Plan under any Applicable Joint Venture Agreement.

3. Review and consultation with the respective Members under each of the Applicable Joint Venture Agreements and the respective Board of Managers of the Applicable Joint Ventures, as appropriate, of such Applicable Joint Venture’s monthly updates and reports of performance compared to the Operating Plan (including the Manufacturing Plan, Assembly Plan and Test Plan) under its Applicable Joint Venture Agreement and performance compared to the ramp plan.

4. Review and consultation with the respective Members under each of the Applicable Joint Venture Agreements and the respective Board of Managers of the Applicable Joint Ventures, as appropriate, concerning such Applicable Joint Venture’s quarterly update of the Operating Plan under its Applicable Joint Venture Agreement and its Proposed Loading Plan.

5. Review and consultation with the respective Members under each of the Applicable Joint Venture Agreements and the respective Board of Managers of the Applicable Joint Ventures, as appropriate, concerning such Applicable Joint Venture’s proposed Operating Plan (annually) under its Applicable Joint Venture Agreement, including but not limited to the Applicable Joint Venture’s proposed operating and capital expenditure plan.

Appendix B-1

6. Review and consultation with the respective Members under each of the Applicable Joint Venture Agreements and the respective Board of Managers of the applicable Joint Ventures, as appropriate, concerning such Applicable Joint Venture’s packaging, assembly and test strategy.

7. Review and consultation with the respective Members under each of the Applicable Joint Venture Agreements and the respective Board of Managers of the applicable Joint Ventures, as appropriate, concerning such Applicable Joint Venture’s proposals for project related services and secondment.

8. Serve as an advice forum on best known methods and regarding manufacturing, assembly and testing process and operations, with the goal of improved production performance and ramp issue resolution.

9. Review the reports, analyses, summaries and recommendations of the Planning Subcommittee and perform such other duties with respect to the Planning Subcommittee as specified herein.

10. Such other functions as the Applicable Joint Venture and its Members may specify by written consent.

B. Membership and Procedure.

1.	Membership on Manufacturing Committee.

a. Number and Appointment of Manufacturing Committee Members. The Manufacturing Committee shall have eight (8) voting members, or such other number as the Parties may specify by written consent, and, in addition, non-voting members consisting of the members of the Planning Subcommittee designated from time to time in accordance with Section D.1.a. of this Manufacturing Committee Charter. The voting members shall be the U.S. Intel Executive Officer and the U.S. Micron Executive Officer, if any, with the remaining voting members being appointed one-half by Micron and one-half by Intel. Unless the Parties otherwise specify, the voting members of the Manufacturing Committee appointed by each Party shall include:

1.	A planning manager having factory tactical planning, loading and scheduling experience, including logistics;

2.	A manufacturing finance officer or director or business officer; and

3.	A director with manufacturing, strategic factory capacity, materials, purchasing and demand planning experience.

Appendix B-2

The qualifications of any individual appointed by Intel or Micron to serve on the Manufacturing Committee shall be determined in the discretion of Intel or Micron, respectively. The initial voting members appointed by Intel and Micron to the Manufacturing Committee shall be named within thirty (30) days of the Effective Date.

b. Removal and Vacancies. Each person having the right to appoint a member of the Manufacturing Committee in accordance with this Section shall also have the right, in its sole discretion, to remove such member at any time by delivery of written notice to the other person. Any vacancy on the Manufacturing Committee for any reason (including as a result of the death, resignation, retirement or removal pursuant to this Section of any member of the Manufacturing Committee) shall be filled by the person that appointed such member of the Manufacturing Committee. Unless a member of the Manufacturing Committee resigns, dies, retires or is removed in accordance with this Section, he or she shall hold office until a successor shall have been duly appointed by the appointing person.

2.
Additional Attendees at Manufacturing Committee Meetings. The Chief Financial Officer and the Planning Manager of the Applicable Joint Ventures may attend meetings of the Manufacturing Committee, but shall not be deemed members of the Manufacturing Committee. In addition, the Manufacturing Committee may establish rules with respect to the attendance at the Manufacturing Committee meetings of staff and other invitees.

3.
Chairman of the Manufacturing Committee. Intel and Micron acting together shall annually appoint the U.S. Intel Executive Officer or U.S. Micron Executive Officer, if any, or any other person on a rotating basis to serve as the chairman of the Manufacturing Committee (the “Chairman”). The Chairman shall preside at all meetings of the Manufacturing Committee and shall have such other duties and responsibilities as may be assigned to him or her by the Manufacturing Committee. The Chairman may delegate to the other executive officer, if any, authority to chair any meeting, either on a temporary or a permanent basis. The Chairman shall determine the agenda of each meeting of the Manufacturing Committee, but the other executive officer, if any, and any member of the Manufacturing Committee shall have the right to request that additional items be included in the agenda for any meeting and such items shall be included in the agenda and presented for discussion. The Chairman shall not have the power to end discussion on an agenda item, unless termination of the discussion is agreed to by a majority of the voting Committee members present at the meeting.

4.
Meetings of the Manufacturing Committee; Quorum; Voting. The Manufacturing Committee shall hold meetings at least once per calendar quarter at such times and at such locations as the Manufacturing Committee may establish. The presence of the U.S. Intel Executive Officer and U.S. Micron Executive Officer, if any, and at least two (2) voting members of the Manufacturing Committee appointed by each of Intel and Micron, in person or by

Appendix B-3

telephone conference or by other means of communications acceptable to the Manufacturing Committee, shall be necessary and sufficient to constitute a quorum for the purpose of taking action at any meeting of the Manufacturing Committee. No action taken by the Manufacturing Committee at any meeting shall be valid unless the requisite quorum is present. An action of the Manufacturing Committee shall be effective only if approved by a majority of the voting members of the Manufacturing Committee present at the meetings who were appointed by Intel and by a majority of the voting members of the Manufacturing Committee present at the meetings who were appointed by Micron.

5.	Failure to Reach Agreement.

a. If any Party determines that any matter described in Section A hereto has not been acted upon by the Manufacturing Committee with the result desired by such Party, then such Party may notify the other Party thereof and a Dispute under the Omnibus Agreement shall be deemed to have occurred with respect to such matter and the Manufacturing Committee shall proceed as specified in Section 8.15 of the Omnibus Agreement and as follows. The Manufacturing Committee shall then have a ten (10) day period during which it shall hold at least one (1) additional meeting at which it shall make a good faith effort to resolve the Dispute. The additional meetings shall be held at the time and place agreed to by the members of the Manufacturing Committee, or if the members are unable to agree, at a time and place determined by the Chairman of the Manufacturing Committee, on at least two (2) days’ written notice.

b. If the Manufacturing Committee fails to resolve the Dispute during such ten (10) day period the matter shall then be resolved in accordance with Section 8.15 of the Omnibus Agreement.

6.
Notice; Waiver. The regular meetings of the Manufacturing Committee shall be held upon not less than five (5) Business Days’ written notice under the Omnibus Agreement. Additional meetings of the Manufacturing Committee shall be held (A) at such other times as may be determined by the Manufacturing Committee, (B) at the request of at least two (2) voting members of the Manufacturing Committee or the U.S. Intel Executive Officer or U.S. Micron Executive Officer, if any, upon not less than five (5) Business Days’ written notice or (C) in accordance with Section 5, following a failure by the Manufacturing Committee to adopt or reject a proposal for action presented to it. For purposes of this Section, notice may be provided via facsimile, e-mail or any other manner provided in Section 8.1 of the Omnibus Agreement, or telephonic notice to each member of the Manufacturing Committee (which notice shall be provided to the other members of the Manufacturing Committee by the requesting members of the Manufacturing Committee). The presence of any member of the Manufacturing Committee at a meeting (including by means of telephone conference or other means of communications acceptable to the Manufacturing Committee) shall constitute a waiver of notice of the meeting with respect to such

Appendix B-4

member of the Manufacturing Committee, unless such member of the Manufacturing Committee declares at the meeting that such member of the Manufacturing Committee objects to the notice as having been improperly given.

7.
Action without a Meeting. On any matter that is to be approved by the Manufacturing Committee, the Manufacturing Committee may take such action without a meeting, without prior notice and without approval if a consent or consents in writing, setting forth the action so taken, shall be signed by the voting members of the Manufacturing Committee that would be necessary to authorize or take such action at a meeting at which all the voting members of the Manufacturing Committee were present and voted.

8.
Meetings by Telecommunications. Unless the Manufacturing Committee determines otherwise, members of the Manufacturing Committee shall have the right to participate in all meetings of the Manufacturing Committee by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

9.
Compensation of Members of the Manufacturing Committee. The members of the Manufacturing Committee, in their capacity as such, shall not receive compensation. Each Party shall bear the cost and expenses incurred by its appointed members of the Manufacturing Committee (acting in their capacity as members of the Manufacturing Committee).

C. Purpose and Functions of the Planning Subcommittee.

The primary purposes of the Planning Subcommittee are to review reports and analyses produced by the manufacturing planning personnel of the Applicable Joint Ventures and formulate recommendations for the coordination of production among the Applicable Joint Ventures to be submitted to the Manufacturing Committee for approval and action and to consult with the Manufacturing Committee and each of the Applicable Joint Ventures. The Planning Subcommittee’s functions shall include:

1. Collecting data from Intel, Micron and each of the Applicable Joint Ventures;

2. Review and consultation with the Manufacturing Committee and the Applicable Joint Ventures concerning the objectives and functions of the Manufacturing Committee.

3. Develop and present recommendations to the Manufacturing Committee consistent with the objectives and functions of the Manufacturing Committee.

4. Such other functions as the Manufacturing Committee may specify.

Appendix B-5

D. Membership and Procedure.

1.	Membership on Planning Subcommittee.

a. Number and Appointment of Planning Subcommittee Members. The Planning Subcommittee shall consist of the following members: one (1) individual who is not a voting member of the Manufacturing Committee appointed by each of Micron and Intel (the “Party Representative”); one (1) individual who is not a voting member of the Manufacturing Committee appointed together by Micron and Intel from the U.S. Joint Venture Company (the “U.S. JV Representative”) and one (1) individual who is not a voting member of the Manufacturing Committee from each of the Applicable Joint Ventures other than the U.S. Joint Venture Company (the “Applicable JV Representative”) that the Parties shall cause their respective Relatives that are Members under the Applicable Joint Venture Agreements, as appropriate, to appoint together.

The qualifications of an individual appointed to serve on the Planning Subcommittee shall be determined in the discretion of the person(s) appointing such individuals. The initial members of the Planning Subcommittee shall be named within thirty (30) days of the date of the Omnibus Agreement.

b. Removal and Vacancies. Each person having the right to appoint a member of the Planning Subcommittee in accordance with this Section shall also have the right, in its sole discretion, to remove such member at any time by delivery of written notice to the other person; provided that if such member is appointed jointly, then such member shall serve for a term of one calendar year and shall remain in office until removed by either person that appointed such member following the expiration of his or her term or until removed by both persons that appointed such member during his or her term. Any vacancy on the Planning Subcommittee for any reason (including as a result of the death, resignation, retirement or removal pursuant to this Section of any member of the Planning Subcommittee) shall be filled by the person that appointed such member of the Planning Subcommittee; provided that if such member was appointed jointly, then the vacancy must by filled by a new member appointed by both persons. Unless a member of the Planning Subcommittee resigns, dies, retires or is removed in accordance with this Section, he or she shall hold office until a successor shall have been duly appointed by the appointing person.

2.
Additional Attendees at Planning Subcommittee Meetings. The Planning Subcommittee may establish rules with respect to the attendance at the Planning Subcommittee meetings of staff and other invitees, although any rules established by the Planning Subcommittee are subject to change by the Manufacturing Committee.

3.
Chairman of the Planning Subcommittee. The Parties shall jointly appoint one (1) individual to be the “chair” of the Planning Subcommittee (the “Subcommittee Chairman”). The Subcommittee Chairman shall serve for a

Appendix B-6

term of one calendar year and shall remain in office until removed by either Party following the expiration of his or her term or until removed by both Parties during his or her term. Any vacancy in the office of the Subcommittee Chairman for any reason (including as a result of the death, resignation, retirement or removal of the Subcommittee Chairman pursuant to this Section) shall be filled by an individual jointly appointed by the Parties. The Subcommittee Chairman shall preside at all meetings of the Planning Subcommittee and shall have such other duties and responsibilities as may be assigned to him or her by the Planning Subcommittee. The Subcommittee Chairman may delegate to another individual appointed to the Planning Subcommittee authority to chair any meeting, either on a temporary or a permanent basis. The Subcommittee Chairman shall determine the agenda of each meeting of the Planning Subcommittee, but the Manufacturing Committee and any member of the Planning Subcommittee shall have the right to request that additional items be included in the agenda for any meeting and such items shall be included in the agenda and presented for discussion. The Subcommittee Chairman shall not have the power to end discussion on an agenda item, unless termination of the discussion is agreed to by a majority of the Planning Committee members present at the meeting.

4.
Voting. With respect to any matters to be voted upon by the Planning Subcommittee, each of the Party Representatives shall have a number of votes equal to two times the number of U.S. JV Representative or Applicable JV Representatives on the Planning Subcommittee, or if there are no U.S. JV Representative and Applicable JV Representatives, each of the Party Representatives shall have one (1) vote. Each other member of the Planning Subcommittee shall have one (1) vote.

5. Compensation of Members of the Planning Subcommittee. The members of the Planning Subcommittee, in their capacity as such, shall not receive compensation. Each Party shall, and shall cause its respective Relatives that are Members under an Applicable Joint Venture Agreement to bear the cost and expenses incurred by its appointed members of the Planning Subcommittee; provided that if such member of the Planning Subcommittee has been appointed jointly by the Members under any Applicable Joint Venture Agreement, then Intel and Micron shall cause their respective Relatives that are Members under such Applicable Joint Venture Agreement to cause the costs and expenses incurred with respect to such jointly appointed member to be borne by the relevant Applicable Joint Venture

Appendix B-7

Schedule 2-1